Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED

CERTIFIED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 14, 2006, accompanying the consolidated financial statements included in the annual report of Featherlite, Inc. on Form 10-K for the year ended December 31, 2005. We hereby consent to the incorporation by reference of said report in the Registration Statements of Featherlite, Inc. on Forms S-8 (File No. 33.90860, No. 333-75255 and No. 333-123746) and Form S-3 (No. 333-111510).

GRANT THORNTON LLP

Date: February 14, 2006	By:	/s/ Grant Thornton LLP